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                                                                    Exhibit 10.1
                         ASSISTED LIVING CONCEPTS, INC.
                             EMPLOYEE SEVERANCE PLAN


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                         ASSISTED LIVING CONCEPTS, INC.
                             EMPLOYEE SEVERANCE PLAN

         WHEREAS, Assisted Living Concepts, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Company"), recognizes that one of the Company's most valuable assets and an undeniable contributor to the success of the Company is its outstanding employees; and

         WHEREAS, the Company further recognizes that the loss of a significant portion of its staff would seriously impact the service quality and ultimate value of the Company; and

         WHEREAS, the Company has determined that it is advisable to establish a severance benefit program to mitigate the possibility of a loss of certain valuable personnel due to uncertainties faced in the prospect of the Merger of the Company with Alpha Acquisition, Inc., a wholly-owned subsidiary of Extendicare Health Services, Inc. ("Extendicare"), and to deal fairly with the contributions of the Company's employees;

         NOW, THEREFORE, the Company adopts the Assisted Living Concepts, Inc. Employee Severance Plan, effective November 4, 2004, the terms of which are as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 "BENEFITS" means the severance benefits that a Participant is entitled to receive pursuant to Article 3 hereof.

         1.2 "BOARD" means the Board of Directors of the Company.

         1.3 "CAUSE" means the Company's good faith belief that the Participant has (1) failed to substantially perform his or her job duties, (2) been convicted of any felony or a misdemeanor involving dishonesty, fraud or breach of trust, (iii) engaged in misconduct in the performance of his or her duties, or (vi) disparaged or engaged in other conduct detrimental to the Company, any of its affiliates or any of their respective management or employees.

         1.4 "CEO" means the Chief Executive Officer of the Company.

         1.5 "COBRA" means the United States Consolidated Omnibus Budget Reconciliation Act of 1986, as amended from time to time.

         1.6 "CODE" means the Internal Revenue Code of 1986, as amended.

         1.7 "COMPANY" means Assisted Living Concepts, Inc. and its successors (whether by Merger, consolidation, operation of law, sale of all or substantially all of the Company's assets, or otherwise).

         1.8 "COMPARABLE POSITION" means, in the case of a Participant, a position that does



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not involve a substantial adverse change in (i) the nature or scope of the authorities and powers exercised, and duties and functions performed, by such Participant in his or her position with the Company or (ii) Compensation at the Effective Time.

         1.9 "COMPENSATION" means the Participant's wages from the Company as defined in section 3401(a) of the Code for purposes of federal income tax withholding, including elective contributions under a cafeteria plan described in section 125 and elective contributions to a qualified cash or deferred arrangement described in section 401(k) of the Code, and modified further by excluding reimbursements or other expense allowances (including, but not limited to, car allowances), fringe benefits (cash and noncash), moving expenses, deferred compensation (other than elective contributions to the Company's qualified cash or deferred arrangement described in section 401(k) of the Code), welfare benefits as defined in ERISA, and any income therefrom, overtime pay, and special performance or incentive compensation amounts (including, but not limited to, bonuses and income from any equity-based compensation arrangements such as stock options).

         1.10 "DISQUALIFYING EVENT" means a Participant's employment relationship with the Company is terminated:

                  (a)      by the Company for Cause;

                  (b) by such Participant for any reason other than as a result of the occurrence of an event described in
                           Section 1.20(b) or (c); or

                  (c) as a result of such Participant's death or a physical or mental condition causing such Participant to be unable to substantially perform his or her essential duties with the Company (including, but not limited to, such a condition entitling him or her to benefits under any disability income policy or program of the Company) with or without any reasonable accommodation required by law.

         1.11 "EFFECTIVE DATE" means November 4, 2004.

         1.12 "EFFECTIVE TIME" means the effective time of the Merger as set forth in a merger agreement related thereto.

         1.13 "EMPLOYMENT TERMINATION DATE" means the date on which the employment relationship between the Participant and the Company is terminated.

         1.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.15 "IMMEDIATE GEOGRAPHIC AREA" means the area within a 40-mile radius of the location where a Participant is employed immediately prior to the Effective Time.

         1.16 "MERGER" means the consummation of the Merger of the Company with Alpha



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Acquisition, Inc., a wholly-owned subsidiary of Extendicare Health Services,
Inc.

         1.17 "PARTICIPANT" means a person (i) who is employed by the Company on the Effective Date, (ii) who is designated by the CEO as a Participant under this Plan and (iii) which designation has been approved by the Plan Administrator.

         1.18 "PLAN" means the Assisted Living Concepts, Inc. Employee Severance Plan, as set forth herein, as amended from time to time.

         1.19 "PLAN ADMINISTRATOR" means the Compensation Committee of the Board; provided, however, that such Committee may designate any person to administer this Plan in accordance with the provisions of Article 6.

         1.20 "QUALIFYING EVENT" means the occurrence of any of the following:

                  (a) a Participant's employment relationship with the Company is terminated by the Company without Cause;

                  (b) a Participant's position with the Company immediately prior to the Effective Time is (i) eliminated or (ii) materially changed to the extent that it is not a Comparable Position; or

                  (c) the permanent location of a Participant's place of employment with the Company is changed to a location that is not in the Immediate Geographic Area.

         1.21 "RELEASE AGREEMENT" means an agreement substantially in the form attached hereto as Exhibit A.

         1.22 "WARN ACT" means the United States Worker Adjustment and Retraining Notification Act of 1988, as amended from time to time.

                                    ARTICLE 2
                                   ELIGIBILITY

         A Participant who satisfies all of the following requirements, at any time after the Effective Time and prior to twelve (12) months after the Effective Time, shall be entitled to the Benefits described in Article 3 hereof:

                  (a) a Qualifying Event has occurred with respect to such Participant;

                  (b) a Disqualifying Event has not occurred with respect to such Participant; and

                  (c) such Participant has executed a Release Agreement, which has become irrevocable.



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                                    ARTICLE 3
                                    BENEFITS

                  (a) The Company shall pay to a Participant who has satisfied the requirements of Article 2 hereof such Participant's Benefits as approved by the Compensation Committee of the Board and as agreed to by he president of Extendicare on or before the Effective Date.

                  (b) Each Participant (and his or her qualified beneficiaries) who is entitled to elect, and timely elects, continuation of health coverage under COBRA shall not be required to pay COBRA premiums in excess of the premiums or contributions paid by similarly situated active employees of the Company for the period during which such Participant is entitled to severance.

                  (c) This Plan replaces and supercedes any other severance plan, policy or arrangement or stay bonus agreement or arrangement, whether written or oral, with respect to the Participants covered hereby.

                  (d) The Benefits described in this Plan shall be in addition to, and not in lieu of, the following payment(s) to which a Participant is entitled on his or her Employment Termination Date pursuant to statute or written Company policy: (i) WARN Act payments, (ii) accrued but unpaid vacation, paid time off, salary, wages or bonus, (iii) COBRA benefits, and (iv) conversion rights under any group insurance contract. All other compensation and benefits, including, but not limited to, unemployment compensation, is waived in the Release Agreement.

                                    ARTICLE 4
                              TIME OF PLAN PAYMENTS

         The Company shall pay Benefits, in accordance with Article 3 hereof, to a Participant who has satisfied the requirements of Article 2 hereof, within fourteen (14) days after satisfaction of all such requirements.

                                    ARTICLE 5
                              UNFUNDED ARRANGEMENT

         All Benefits will be paid, as needed, from the general assets of the Company or its successor. It is intended that this Plan shall be unfunded for tax purposes.

         This Plan is only a general corporate commitment, and each Participant must rely upon the general credit of the Company for the fulfillment of its obligations hereunder. Under all circumstances, the rights of Participants to any asset held by the Company will be no greater than the rights expressed in this Plan. Nothing contained in this Plan shall constitute a guarantee by the Company that the assets of the Company will be sufficient to pay any Benefits under this Plan or would place the Participant in a secured position ahead of general creditors of the Company. The Participants are only unsecured creditors of the Company with respect to any




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Benefits, and this Plan constitutes a mere promise by the Company to make
Benefit payments in the future under certain circumstances. No specific assets of the Company have been or shall be set aside, or shall in any way be transferred to a trust or shall be pledged in any way for the performance of the Company's obligations under this Plan which would remove such assets from being subject to the general creditors of the Company.

                                    ARTICLE 6
                                 ADMINISTRATION

         The Plan Administrator shall have the full power and authority to administer this Plan, carry out its terms and conditions and effectuate its purposes. The Plan Administrator shall be the "named fiduciary," as such term is defined in ERISA, of this Plan, with responsibility for administration of this Plan.

          The Plan Administrator shall serve without compensation for its services as such. However, all reasonable expenses of the Plan Administrator shall be paid or reimbursed by the Company upon proper documentation. The Plan Administrator shall be indemnified by the Company against personal liability for actions taken in good faith in the discharge of duties as the Plan Administrator.

         The Plan Administrator shall keep all individual and group records relating to participants and former participants and all other records necessary for the proper operation of this Plan. Such records shall be made available to the Company and to each Participant for examination during business hours except that a Participant shall examine only such records as pertain exclusively to the examining Participant and to this Plan. The Plan Administrator shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, and every other relevant statute, each as amended, and all regulations thereunder (except that the Company, as payor of the Benefits, shall prepare and distribute to the proper recipients all forms relating to withholding of income or wage taxes, Social Security taxes, and other amounts which may be similarly reportable).

         The Plan Administrator is authorized to make the rules for administering this Plan, to construe its provisions, to correct its defects, and to supply any omissions or reconcile any inconsistencies which may appear in this Plan, to determine all questions of eligibility and entitlement to benefits and resolve all controversies. The actions of the Plan Administrator in these matters, when performed in good faith and in his sole judgment, shall be final as to all parties.

         The Plan Administrator has full and absolute discretion in the exercise of the Plan Administrator's authority under this Plan, including, without limitation, the authority to determine any person's right to benefits under this Plan and the correct amount and form of any Benefits. Any action taken or ruling or decision made by the Plan Administrator in the exercise of any of the Plan Administrator's powers and authorities under this Plan, shall be final and conclusive as to all parties. No final action, ruling, or decision of the Plan Administrator may be set aside unless it is held to have been arbitrary and capricious.



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                                    ARTICLE 7
                            AMENDMENT AND TERMINATION

         Prior to the Effective Time, the Company shall have the right to amend or terminate this Plan, in whole or in part, for any reason. This Plan may not be terminated or amended on or after the Effective Time in any manner that would negatively affect a Participant's rights under this Plan without the consent of all the Participants or, in the alternative, the Participants whose Benefits are affected by such termination or amendment. Notwithstanding the foregoing, this Plan will terminate on the earlier of twelve (12) months after the Effective Time or the date on which the Company determines that the Merger will not take place; provided, however, that such termination shall not affect Benefits accrued by a participant prior to such termination.

                                    ARTICLE 8
                                CLAIM PROCEDURES

         The Company will advise each Participant of any Benefits to which the Participant is entitled under this Plan. If any person believes that the Company has failed to advise him or her of any Benefit to which he or she is entitled, then he or she may file a written claim with the Plan Administrator. The Plan Administrator shall review such claim and respond thereto within a reasonable time after receiving the claim. The Plan Administrator shall provide to every claimant who is denied a claim for benefits written notice setting forth in a manner calculated to be understood by the claimant:

                  (a) the specific reason or reasons for the denial;

                  (b) specific reference to pertinent Plan provisions on which the denial is based;

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) an explanation of the Plan claims review procedures.

         Within sixty (60) days of receipt by a claimant of a notice denying a claim under the preceding paragraph, the claimant or his or her duly authorized representative may request in writing a full and fair review of the claim by the Plan Administrator. The Plan Administrator may extend the 60-day period where the nature of the Benefit involved or other attendant circumstances make such extension appropriate. In connection with such review, the claimant or his or her duly authorized representative may review pertinent documents and may submit issues and comments in writing. The Plan Administrator shall make a decision promptly, and not later than sixty (60) days after the Plan's receipt of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty
(120) days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the



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claimant, and specific references to the pertinent Plan provisions on which the decision is based.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 TAX WITHHOLDING. The Company will calculate the deductions from the amount of the Benefit paid under this Plan for any taxes required to be withheld by federal, state or local government and shall cause them to be withheld.

         9.2 PLAN NOT AN EMPLOYMENT CONTRACT. The adoption and maintenance of this Plan is not a contract between the Company and its employees which gives any employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of the Company to discharge any employee at will and at any time and for any reason or no reason at all or to interfere with the employee's right to terminate his employment at any time.

         9.3 ALIENATION PROHIBITED. No benefits hereunder shall be subject to anticipation or assignment by a Participant, to attachment by, interference with, or control of, any creditor of a Participant, or to being taken or reached by any legal or equitable process in satisfaction of any debt or liability of a Participant prior to its actual receipt by the Participant. Any attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of the benefits hereunder prior to payment thereof shall be void.

         9.4 GENDER AND NUMBER. If the context requires it, words of one gender when used in this Plan shall include the other genders, and words used in the singular or plural shall include the other.

         9.5 SEVERABILITY. Each provision of this Agreement may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

         9.6 BINDING EFFECT. This Agreement shall be binding upon any successor of the Company (whether by Merger, consolidation, operation of law, sale of all or substantially all of the Company's assets or otherwise).

         9.7 GOVERNING LAW. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas and, to the extent applicable, by the laws of the United States.

                                           [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the Company has caused a Plan to be executed by its duly authorized officer effective the 4th day of November, 2004.

                                       ASSISTED LIVING CONCEPTS, INC.



                                       By:      /s/ Steven Vick
                                          --------------------------------------
                                       Name:    Steven Vick
                                       Title:   President and CEO


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                                    EXHIBIT A
                            Form of Release Agreement

         This Release Agreement ("Agreement") is entered into by and between ___________________________ (hereafter "Employee") and Assisted Living Concepts, Inc. (hereafter "Employer"). In consideration of Employee's participation in the Assisted Living Concepts, Inc. Employee Severance Plan (the "Plan"), Employee hereby knowingly and voluntarily executes this Agreement.

         Upon execution of this Agreement and the acceptance of benefits under the Plan, Employee knowingly and voluntarily waives recovery on, covenants not to sue and fully and forever releases and discharges Employer, its parents, affiliates and subsidiaries, including all predecessors and successors, assigns, administrators, executors, officers, directors, trustees, shareholders, employees, agents, insurers and attorneys, past and present (hereinafter collectively, the "Company"), from any and all claims, demands, contracts, causes of action, obligations, damages, and liabilities, of any kind or nature, known or unknown, arising out of Employee's employment with the Company or the termination thereof ("Release"). This Release shall include, but not be limited to, any claims for relief or causes of action under federal, state or local statute, ordinance or regulation. This Release also includes, but is not limited to, claims of employment, benefits, wages and/or compensation of any form, or discrimination Employee may have, if any, pursuant to the Age Discrimination in Employment Act of 1967 (28 U.S.C. par. 621 et seq.), Title VII of the Civil Rights Act of 1964 (42 U.S.C. par. 2000 et seq.), the Civil Rights Act of 1866 and 1871 (42 U.S.C. par. 1981 and 1983), the Americans with Disabilities Act (42 U.S.C. Section 206 et seq.), the Rehabilitation Act of 1973 (29 U.S.C. Section 791 et seq.), the Equal Pay Act of 1963 (29 U.S.C. Section 206 et seq.), and the Employee Retirement Income Security Act of 1974 as amended. This Release includes, but is not limited to, any claim of retaliatory discharge under any law, including those mentioned above.

         Employee expressly acknowledges that:

(a) he or she entered into this release knowingly and voluntarily, without any duress or coercion;

(b)      he or she has read and understands this release in its entirety;

(c) he or she has been advised orally and is hereby advised in writing to consult with an attorney with respect to this release BEFORE signing it;

(d) he or she has not been forced to sign this Agreement by any employee or agent of the Company;

(e) he or she has forty-five (45) calendar days after receipt of the Agreement to consider its terms before signing it; and

(f) he or she has seven (7) calendar days from the date of signing this Agreement to terminate and revoke this Agreement, in which case this Agreement shall be unenforceable, null and void. Employee may revoke this Agreement during those seven (7) days by providing




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         written Notice of Revocation to the Company and stating, "I hereby revoke my acceptance of our Agreement." The Notice of Revocation must be personally delivered to or mailed to _____________. This Agreement shall not become effective or enforceable until the seven-day revocation period has expired.

         To the extent that Employee has signed this Agreement less than forty-five (45) calendar days after receipt of the Agreement, Employee acknowledges that he or she hereby waives any additional time that Employee has to consider to terms of the Agreement and that Employee was not coerced into signing the Agreement prior to the end of such 45-day period. Employee does NOT, however, waive the seven (7) day revocation period mention in (f) above.

         The following information regarding the Agreement is being provided to you:

         Item 1: The class, unit, or group of individuals being offered the Agreement include the following:

                           Employees of the __________________ Department.


         Item 2:  The eligibility factors for the Agreement are as follows:

                           Satisfactory performance until your date of separation and signing and not revoking the Agreement.

         Item 3:  The time limits for the Agreement are as follows:

                           The Agreement is available for consideration and signing for a period of not less than forty-five (45) days after the date the Agreement is delivered to Employee.

                           Written revocations of the Agreement must be delivered to the Company representative in the manner stated in this Agreement no later than seven (7) days after signing the Agreement to be considered valid.

         Item 4: The job titles and ages of all individuals eligible or selected for the Agreement are as follows:

                           [Job Title]               [Age]

         Item 5: The ages of all individuals in the same job classification or organizational unit who are not eligible or selected for the program are as follows:

                           [Job Title]               [Age]


         Employee expressly agrees that upon termination of employment, he/she will never attempt to assert a right to reinstatement with the Company and expressly releases and discharges the Company from any obligation to employ him or her in any capacity.



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         Employee has fully reviewed the terms of this Agreement, acknowledges that he or she understands the terms of this Agreement and states that he or she is entering into this Agreement knowingly, voluntarily and in full settlement of all claims that he or she may have as a result of his or her employment with or separation of employment from the Company.

         This Agreement shall be binding upon the Employee and the Company and each of their representatives, agents and assigns, and as to Employee, his or her spouse, heirs, legatees, administrators and personal representatives.

         Subject to the terms of the Plan, this Agreement constitutes the exclusive and complete agreement between the parties hereto relating to the subject matter hereof. No amendment of this Agreement shall be binding unless in writing and signed by the parties.

         The provisions of this Agreement are severable. If any provision or the scope of any provision is found to be unenforceable by a court of competent jurisdiction, the other provisions or the affected provisions as reduced in scope shall remain fully valid and enforceable.

         This Agreement shall be governed by the laws of the State of Texas (excluding choice of law principles) to the extent such law is not preempted by federal law.

         IN WITNESS WHEREOF, the undersigned acknowledge that they have executed this instrument as their free and voluntary act, for the uses and purposes set forth herein on the dates set forth below.

Accepted:

EMPLOYER                            EMPLOYEE


By:_______________________________  By:___________________________________
      Authorized Representative

Date: ____________________________  Date:_________________________________



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